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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement.
[ ] Confidential, for the use of the
    Commission only (as permitted by Rule 14a-6(e)(2).
[ ] Definitive proxy statement.
[ ] Definitive additional materials.
[X] Soliciting material pursuant to Section 240.14a-12

                             MERCHANTS BANCORP, INC.
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                (Name of Registrant as Specified in Its Charter)

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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:
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         2) Aggregate number of securities to which transaction applies:
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         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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         4) Proposed maximum aggregate value of transaction:
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         5) Total fee paid:
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[ ] Fee paid previously with preliminary materials.
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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1) Amount previously paid.
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         2) Form, Schedule or Registration Statement No.:
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         3) Filing Party:
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         4) Date Filed:
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MERCHANTS BANCORP, INC.


August 4, 2005


Dear Fellow Shareholder:


         Since June 30, 2002, our Company has been a publicly registered company under the Securities Exchange Act of 1934. This registration was required because our number of record shareholders as of December 31, 2001 had exceeded
500. While registration with the SEC does provide shareholders access to valuable information in the form of quarterly, annual and current reports, the costs associated with being a "public" company are steadily increasing. With new compliance provisions under the Sarbanes-Oxley Act of 2002 set to go into effect during the upcoming year, these costs are expected to increase significantly. Many of these new provisions effectively duplicate other financial and accounting controls already in place under general banking laws and regulations, and consequently provide arguably little additional benefit to the Company's shareholders.

         It is with the foregoing in mind that your Board of Directors, after much deliberation, has decided it is in the Company's best interest to deregister its shares with the SEC. To successfully accomplish this however, will require the Company to reduce its record number of shareholders to below
300. The transaction that the Board has proposed will have the effect of reducing our number of record common holders from approximately 831 to 226. Deregistering our shares will allow the Company to cease filing reports with the SEC and will significantly reduce its other compliance costs, which primarily include legal and auditing fees, as well as internal costs associated with document preparation and review. The Company has estimated that compliance costs for the 2005 and 2006 reporting years would be approximately $340,000 and $400,000, respectively. These costs do not include an additional one-time "readiness" expense of approximately $200,000 which would be necessary to bring the Company into compliance with the new Sarbanes-Oxley requirements. Nor do they take into account the time and effort expended by senior management in the oversight of the Company's SEC compliance. Consequently, your Board firmly believes that continuing to remain a public company in today's regulatory environment is just not warranted, especially given the Company's very limited trading activity.

         Out of consideration to our shareholders, many of whom have been affiliated with the Company for a long time, the Board has decided to structure the "going private" transaction as follows:

     o Shareholders owning 100 or fewer common shares of the Company (approximately 325 shareholders) will receive $23.00 in cash for each share held;

     o Shareholders owning more than 100 but fewer than 1,500 common shares of the Company (approximately 280 shareholders) will have the option of choosing between $23.00 in cash

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          or the receipt of a proposed new class of preferred stock of the
          Company called "Series A Preferred Stock"; and

     o Shareholders owning 1,500 or more common shares of the Company (approximately 226 shareholders) will retain their common shares without change.

         The Series A Preferred Stock will be a non-voting preferred security with a term of 20 years. It will also have a "par value" of $23.00 and a preference over the common shares in the event the Company liquidates. The new security will include certain restrictions on transfer and will also be callable by the Company under certain circumstances. In addition, the per share dividend received by holders of the Series A Preferred Stock will be identical in amount to any dividend received by holders of common shares.

         The Board decided on this general structure because it allows the Company to meet its objective, while also allowing a significant number of our shareholders (i.e. those in the 101 to 1,499 range) to retain an interest in the Company if they choose to do so. The per share repurchase price of $23.00, as well as the terms of the new Series A Preferred Stock, were set by the Board following a valuation of our common stock by an independent financial consultant. In addition, an outside law firm has also been retained by the Company to provide advice and counsel in connection with the transaction. Because of the structure of this transaction, you may want to review your holdings of Company shares for possible consolidation. We expect to hold a special shareholder meeting during the fourth quarter of 2005 to allow shareholders to consider and vote on the proposed transaction. This letter is only intended to give you notice of the Board's decision on this matter and is not a request for a proxy or an offer to acquire or sell any securities. Proxy materials discussing the proposed transaction in much greater detail will be forthcoming in a separate mailing to be distributed toward the early part of the fourth quarter.

         Your Board of Directors very much appreciates your past loyalty and commitment to Merchants Bancorp, Inc. and Merchants National Bank, both as customers and shareholders. We look forward to continuing to serve you. Should you have any questions on this matter, please feel free to contact either Paul Pence or Jim Evans directly at (937) 393-1993 or toll free at (800) 875-1993. We will be happy to personally address any questions or concerns that you may have on this matter.

Sincerely,

/s/ Paul W. Pence, Jr.                                 /s/ Donald E. Fender, Jr.

Paul W. Pence, Jr.                                     Donald E. Fender, Jr.
President                                              Chairman



THE COMPANY WILL FILE A PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CONCERNING THE PROPOSED TRANSACTION WITH THE SEC, A COPY OF WHICH WILL BE SENT TO ALL CURRENT SHAREHOLDERS. YOU ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. YOU WILL BE ABLE TO OBTAIN A FREE COPY OF THE

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PROXY STATEMENT, AS WELL AS OTHER FILINGS CONTAINING INFORMATION ABOUT MERCHANTS
BANCORP, INC., AT THE SEC'S INTERNET SITE (HTTP://WWW.SEC.GOV). COPIES OF THE PROXY STATEMENT CAN BE OBTAINED, WHEN AVAILABLE AND WITHOUT CHARGE, BY DIRECTING A REQUEST TO MERCHANTS BANCORP, INC., C/O MERCHANTS NATIONAL BANK, 100 N. HIGH STREET, HILLSBORO, OHIO 45133, ATTN: NANCY HENDRICKSON.